Exhibit 1.1

Lumenis Ltd.

[•] Ordinary B Shares

Underwriting Agreement

[•], 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Jefferies LLC,

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Lumenis Ltd., a company organized under the laws of the State of Israel (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [•] ordinary B shares of the Company, par value NIS 0.85 per share (the "Ordinary B Shares"), and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters at the election of the Underwriters, up to an aggregate of [•] additional Ordinary B Shares. The aggregate of [•] Ordinary B Shares to be sold by the Company are herein called the "Firm Shares" and the aggregate of [•] additional Ordinary B Shares to be sold by the Selling Shareholders are herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

1.          (a)          The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Shareholders that:

(i)          A registration statement on Form F-1 (File No. 333-192679) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 5 of Form F-1 under the Act, as of the date of such prospectus; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

(ii)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain, as of the time of filing thereof, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, or Jefferies LLC (collectively, the "Representatives") expressly for use therein or by a Selling Shareholder expressly for use therein;

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(iii)        For the purposes of this Agreement, the "Applicable Time" is [•] p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein;

(iv)        The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity (deficiency) and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or any regulations under the Act. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in all material respects with Item 10 of Regulation S-K of the Act, to the extent applicable;

(v)         No documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(vi)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Registration Statement did not when it became effective, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of a Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein;

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(vii)       The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the current or future financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(viii)      The Company and its subsidiaries, taken as a whole, have good and marketable title to all real property and good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ix)         The Company has been duly organized and is validly existing as a company under the laws of the State of Israel, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business (where such concept is applicable) and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each "significant subsidiary" (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”) of the Company has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, to the extent that the concept of "good standing" is applicable under the laws of such jurisdiction, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law 5759-1999) by the Registrar of Companies of the State of Israel;

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(x)          The Company has an authorized capitalization as set forth in the Pricing Prospectus under the heading "Capitalization" and all of the issued share capital of the Company, including the Shares to be sold by the Selling Shareholders, has been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus as of the date indicated therein; and all of the issued share capital of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to such liens, encumbrances, equities or claims disclosed in the Pricing Prospectus. None of the issued and outstanding shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person;

(xi)         The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person;

(xii)        None of the issue and sale of the Shares to be sold by the Company, the sale of the Shares to be sold by the Selling Shareholders or the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) (i) the memorandum of association or articles of association of the Company or (ii) the memorandum of association, articles of association, by-laws or similar organization document of any of the Company’s subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (A), (B)(ii) and (C) above, for such breach, violation or conflict that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained or made by the Company for the issue of the Shares to be sold by the Company and the sale of the Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities, Blue Sky laws or securities laws of any jurisdiction outside the United States, in connection with the purchase and distribution of the Shares by the Underwriters and (iii) the filing of certain notices with the Registrar of Companies of the State of Israel regarding the issuance and sale of the Shares or the filing of certain information following the closing of the offering of the Shares here under with the Investment Center of the Israeli Ministry of the Economy (the “Investment Center”) and the Office of the Chief Scientist of Israeli Ministry of Economy (the “Chief Scientist”). The Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Shares;

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(xiii)       The Company is not in violation of its memorandum of association or articles of association. Additionally, (a) neither the Company nor any of its subsidiaries is in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations, (b) none of the Company's subsidiaries is in violation of its memorandum of association, articles of association, by-laws or similar organizational document, and (c) neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, including (A) any instrument of approval granted to it by the Chief Scientist or (B) any instrument of approval granted to it by the Investment Center, except in the case of clauses (a), (b) and (c) for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “privileged enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the Chief Scientist or the Investment Center (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise” status and “preferred enterprise” status and to grants and benefits from the Chief Scientist was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company is in compliance in all material respects with the Israeli Companies Law 5759-1999 and the Israeli Securities Law 5728-1968 as amended and the regulations promulgated thereunder (“Israeli Securities Law”);

(xiv)      The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital", insofar as they purport to constitute a summary of the terms of the Ordinary B Shares and the ordinary shares of the Company, par value NIS 0.85 per share (the “Ordinary Shares”), under the caption "Taxation", and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv)       Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

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(xvi)      The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will not be required, to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(xvii)     At the time of filing the Initial Registration Statement the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act;

(xviii)    Deloitte Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, and Kost Forer Gabbay and Kasierer, a member firm of Ernst & Young Global, who have each certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xix)       The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx)        Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting;

(xxi)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to the extent required by the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective;

(xxii)      This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii)     None of the Company, any of its subsidiaries or controlled affiliates nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries or controlled affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; (v) violated or is in violation of Section 290 or 291A of the Israel Penal Law 5737-1977; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

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(xxiv)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, all money laundering statutes that are applicable to the Company or any of its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxv)      None of the Company, any of its subsidiaries or controlled affiliates nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries or controlled affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security (“BIS”), or other relevant sanctions authority, including pursuant to the Israeli Trading with the Enemy Act – 1939 (collectively, “Sanctions”), or is otherwise named on any restricted parties list administered by such authorities, including the Specially Designated Nationals and Blocked Parties List, Denied Persons List or Entity List, and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or applicable export control laws and regulations administered by OFAC, BIS or other relevant authorities, including the Export Administration Regulations (collectively, “Export Controls”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or Export Controls or would violate Sanctions or Export Controls;

(xxvi)     Except as disclosed in the Registration Statement, Prospectus or Pricing Prospectus, to the Company’s knowledge, the Company and its subsidiaries, taken as a whole, own or otherwise have the right to use, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, servicemarks and trade names currently employed by them in connection with the business now operated by them, except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and there are no claims pending or threatened against the Company or any of its subsidiaries alleging infringement of or conflict with asserted intellectual property rights of others with respect to any of the foregoing, except in each case as disclosed in the Registration Statement, Prospectus or Pricing Prospectus or which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

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(xxvii)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, U.S. federal, Israeli or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration, the European Medicines Agency or any other applicable state, U.S. federal, Israeli or foreign agencies or bodies engaged in the regulation of medical devices (including diagnostics), and (ii) the Company and its subsidiaries have not received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such clearance, approval, license, certificate, authorization or permit;

(xxvii)    The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted, or might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. In addition, the Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel;

(xxix)     The Company qualifies as a “foreign private issuer” within the meaning of Rule 405 under the Act; and

(xxx)      Assuming that the Underwriters are not otherwise subject to taxation in the State of Israel, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement; (2) the issuance, sale or delivery of the Shares to or for the respective accounts of the Underwriters as set forth in each of the Registration Statement, the Pricing Prospectus and the Prospectus, and pursuant to the terms of this Agreement; (3) the sale and delivery outside of the State of Israel by the Underwriters of the Shares to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement; or (4) any other transaction or payment contemplated by this Agreement, other than in connection with withholding taxes on account of capital gains of a Selling Shareholder arising under clauses (1) and (2) above.

(b)       Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)          All consents, approvals, authorizations and orders, if any, necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

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(ii)         The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule or regulation applicable to such Selling Shareholder, or any, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the articles of association, by-laws, partnership agreement or similar organizational document of such Selling Shareholder or any order of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholders and the filing of certain notices by the Company with the Registrar of Companies of the State of Israel regarding the sale of the Shares by the Selling Shareholders or the filing of certain information following the closing of the offering of the Shares hereunder with the Investment Center and the Office of the Chief Scientist, in each case as may be required;

(iii)        Such Selling Shareholder has good and valid title to the Shares to be sold by such Selling Shareholder hereunder that are issued and outstanding as of the date hereof, if any, free and clear of all liens, encumbrances, equities or claims; such Selling Shareholder, immediately prior to each Time of Delivery (as defined in Section 4 hereof), will have good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)        If the Shares to be sold by such Selling Shareholders at any Time of Delivery will be issued pursuant to the exercise of warrants to purchase such shares, such Selling Shareholder has all necessary right, power and authority to exercise, or cause to be exercised, such warrants prior to each such Time of Delivery;

(v)         On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto.

(vi)        Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. In addition, such Selling Shareholder has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law and the regulations promulgated thereunder in connection with the transactions contemplated hereby which would require it or the Company to publish a prospectus in the State of Israel under the laws of the State of Israel;

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(vii)       The Registration Statement and Preliminary Prospectus did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representation is limited to statements or omissions made in such Registration Statement, Preliminary Prospectus, Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein.

(viii)      In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(ix)         Such Selling Shareholder has duly executed and delivered an irrevocable power of attorney and paying agency agreement, in the form heretofore furnished to you (the "Irrevocable Power of Attorney and Paying Agency Agreement"), appointing Tamir Fishman Employee Benefit Ltd. as paying agent (the "Paying Agent"), and appointing Zipora Ozer-Armon and Ophir Yakovian, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Irrevocable Power of Attorney and Paying Agency Agreement;

(x)          Such Selling Shareholder has authorized the Company to place “stop transfer” orders with the Company’s transfer agent with respect to the Shares to be sold by such Selling Shareholder hereunder that are issued and outstanding as of the date hereof. Such Shares are subject to the interests of the Underwriters hereunder; the authorization granted by such Selling Shareholder for the placement of such restrictions, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Irrevocable Power of Attorney and Paying Agency Agreement, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Irrevocable Power of Attorney and Paying Agency Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Irrevocable Power of Attorney and Paying Agency Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Paying Agent, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

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(xi)         Such Selling Shareholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus; and

(xii)       Assuming that the Underwriters are not otherwise subject to taxation in the State of Israel due to Israeli tax residence, the existence of a permanent establishment in Israel or any substantial activity of such Underwriter in Israel, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the State of Israel or to any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement by such Selling Shareholder or (2) the sale or delivery of the Shares to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and pursuant to the terms of this Agreement, other than in connection with withholding taxes on account of capital gains of such Selling Shareholder arising under clauses (1) and (2) above.

2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $ [•], the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Shareholders as set forth in Schedule II hereto among the Selling Shareholders in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

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3.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.         (a)          Payment by or on behalf of each Underwriter of the purchase price of the Shares to be purchased by such Underwriter hereunder shall be made by wire transfer of federal (same-day) funds to the accounts specified by the Company, on its behalf, and the Paying Agent, on behalf of the Selling Shareholders, as applicable, and against such payment, the Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter. The time and date of such delivery and payment shall be, with respect to the Firm Shares, [•] a.m., New York City time, on [•], 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, [•] a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, and the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(p) hereof will be delivered at the offices of the Underwriters' counsel: White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 (the "Closing Location"), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)        To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

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(b)       Promptly from time to time to take such action as you may reasonably request, to endeavor to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)       Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission's Electronic Data Gathering Analysis and Retrieval System ("EDGAR")), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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(e)       (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Company Lock-Up Period"), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Ordinary B Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary B Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (B) exchange or convert any Ordinary Shares into Ordinary B Shares or (C) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary B Shares or any such other securities, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of Ordinary B Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; in the event of any announcement that gives rise to an extension of the Company Lock-Up Period or the 180-day lock-up period relating to the Company’s Shareholders (the “Shareholder Lock-Up Period”), the Company will provide the Representatives and, in the case of any announcement that gives rise to an extension of the Shareholder Lock-Up Period, the Selling Shareholders, with prior notice of such announcement;

(ii) If the Representatives agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(v) or Section 10(n) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(iii) The restrictions in this Section 5(e) shall not apply to (A) the Shares to be sold hereunder, (B) any Ordinary Shares or Ordinary B Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (C) any Ordinary Shares or Ordinary B Shares issued or options to purchase Ordinary Shares or Ordinary B Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (D) any Ordinary Shares or Ordinary B Shares issued pursuant to any employee benefit plan referred to in the Pricing Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan of the Company referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (F) the sale or issuance of or entry into an agreement to sell or issue Ordinary Shares or Ordinary B Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or Ordinary B Shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property or other assets or (iii) pursuant to an employee benefit plan assumed by the Company in connection with a merger or acquisition; provided, that the aggregate number of Ordinary Shares or Ordinary B Shares or securities convertible into or exercisable for Ordinary Shares or Ordinary B Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 5% of the total number of the Company’s Ordinary Shares and Ordinary B Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of Ordinary Shares or Ordinary B Shares or securities convertible into or exercisable for Ordinary Shares or Ordinary B Shares pursuant to this clause (F) shall execute a lock-up letter in the form of Annex IV hereto or, (G) with respect to clause (F), the filing of a registration statement with the Commission on Form S-4.

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(f)        During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as reasonably practicable, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial position of the Company as you may from time to time reasonably request, provided that the Company may satisfy the requirements of this Section 5(f) by electronically filing such reports, financial statements or information through EDGAR;

(g)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

(h)       To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the NASDAQ Global Market (the "Exchange");

(i)        To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(j)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (16 CFR 202.3a);

(k)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described in this Section 5(k), is granted without any fee and may not be assigned or transferred; and

(l)        That the Shares may be sold in Israel only by the Underwriters and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (i) falls within the scope of the Addendum and (ii) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

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6.          Each of the Selling Shareholders agrees with each Underwriter that:

(a)       It will deliver to the Representatives prior to the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b)       Notwithstanding anything to the contrary in this Agreement, the Underwriters shall be entitled to deduct and withhold from any portion of the proceeds payable to any Selling Shareholder such amounts that are required to be deducted or withheld therefrom under any provision of Israeli tax law or according to any certificate of exemption or reduced withholding, or other instruction of the Israel Tax Authority. To the extent such amount are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the Selling Shareholder. If the Underwriters do deduct or withhold any such amounts, they shall provide documentary confirmation thereof to the Selling Shareholder.

7.         Each of the Underwriters agrees with the Company that the Shares may be sold in Israel only by the Underwriters and only to such Israeli investors listed in the Addendum and who submit written confirmation to the Underwriters and the Company that such investor (i) falls within the scope of the Addendum and (ii) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

8.         (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Selling Shareholder, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Shareholder expressly for use therein.

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9.          The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that:

(a)          the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of one counsel to the Selling Shareholders and the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any complications thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, provided that the amount payable by the Company under this clause (iii) shall be limited to $15,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares provided that the amount payable by the Company under this clause (v) with respect to fees and disbursements of counsel to the Underwriters shall be limited to $15,000. Notwithstanding the foregoing, (x) each of the several Underwriters will pay its own costs and expenses relating to any such investor presentations or “road show” and (y) the Underwriters will pay 50% of the total costs and expenses relating to the chartering of airplanes in connection with any such investor presentations or “road show”;

(b)          the Company will pay or cause to be paid: (i) the cost of preparing share certificates, if applicable, (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses of the Company and its representatives (which for the avoidance of doubt, shall not include the costs and expenses of the Underwriters and their representatives) incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and

(c)          such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder not otherwise provided for herein, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (c)(ii) of the preceding sentence, the Representatives agrees to pay New York State stock transfer tax. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant and subject to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make;

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10.       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission, no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       White & Case LLP, U.S. counsel for the Underwriters, shall have furnished to you its written opinion or opinions dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received from the Company and/or the Selling Shareholders, such papers and information as they may reasonably request to enable them to pass upon such matters and shall be entitled to rely thereon in passing upon such matters;

(c)       Gornitzky & Co., Israeli counsel for the Underwriters, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received from the Company and/or the Selling Shareholders, such papers and information as they may reasonably request to enable them to pass upon such matters and shall be entitled to rely thereon in passing upon such matters;

(d)       Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you its written opinion or opinions (a form of such opinion is attached as Annex II(a) hereto) dated such Time of Delivery, in form and substance satisfactory to you;

(e)       Meitar Liquornik Geva Leshem Tal, Israeli counsel for the Company, shall have furnished to you its written opinion or opinions (a form of such opinion is attached as Annex II(b) hereto) dated such Time of Delivery, in form and substance satisfactory to you;

(f)        The United Kingdom, Hong Kong, Germany and Japan local counsels for the Company’s Significant Subsidiaries shall have furnished to you their written opinions (forms of such opinions are attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(g)       The Associate General Counsel of the Company shall have furnished to you her written opinion (a form of such opinion is attached as Annex II(e) hereto) dated such Time of Delivery, in form and substance satisfactory to you;

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(h)       The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you its written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a form of each such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(i)         On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, and Kost Forer Gabbay and Kasierer, a member firm of Ernst & Young Global, shall have each furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(j)         (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital (other than as a result of the exercise or settlement, including any “net” or “cashless” exercise or settlement, of options or the award of options in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(k)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(l)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or Israel or the declaration by the United States or Israel of a national emergency or war or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States Israel or elsewhere, if the effect of any such event specified in clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

20

(m)       The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(n)       The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(o)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and

(p)       The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of authorized signatories of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section 10. The individuals signing and furnishing such certificates may rely on their knowledge as to proceedings threatened.

11.       (a)          The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

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(b)       Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after deduction of underwriting commissions and discounts, but before expenses or other deduction, paid to such Selling Shareholder from the sale of Optional Shares sold by such Selling Shareholder hereunder.

(c)       Each Underwriter will indemnify and hold harmless the Company, the directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and each Selling Shareholder (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability which it may have to any indemnified party, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses or otherwise) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(e)        If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding anything to the contrary set forth above, the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after deduction of underwriting commissions and discounts, but before expenses or other deduction, paid to such Selling Shareholder from the sale of Optional Shares sold by such Selling Shareholder hereunder.

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(f)        The obligations of the Company and the Selling Shareholders under this Section 11 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

12.       (a)         If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

14.         If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders not delivering any of the Optional Shares which such Selling Shareholders agree to deliver hereunder, on a pro rata basis among them (based on the number of Shares to be sold by the Company and by each such Selling Shareholder hereunder and not so delivered) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15.         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

25

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD; and to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Equity Syndicate Desk ; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule IV hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 10(n) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room; to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD; and to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.         Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

18.         The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (d) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

19.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

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21.         Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Lumenis Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

22.         The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.         Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. (federal, state and local), Israeli, foreign or other income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

25.       All payments by the Company or a Selling Shareholder to the Underwriters under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto (“Taxes”), except as required by applicable law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company or a Selling Shareholder, as applicable, will increase the amount paid so that each Underwriter would receive the same amount it would have received under this Agreement in the absence of such Taxes.

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If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Paying Agent counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

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Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Lumenis Ltd.

By:
Name:
Title:

Viola LM Partners L.P.

By:
Name:
Title:

XT Hi-Tech Investments (1992) Ltd.

By:
Name:
Title:

Agate Medical Investments L.P.
Agate Medical Investments (Cayman) L.P.
A. Yoni Schneider Ltd.
Adigar Investments Ltd.
Adigar Technologies Ltd.
Avdinco Ltd.
Avcoron Investments Ltd.
Yongil Investments Ltd.
Zvika Gior Hahzakot Ltd.
Itzhak Swary

By:
Name:
Title: Attorney-in-Fact

Accepted as of the date hereof

[•], 2014

Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Jefferies LLC

Goldman, Sachs & Co.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	[•]	[•]
Credit Suisse Securities (USA) LLC	[•]	[•]
Jefferies LLC	[•]	[•]
Wells Fargo Securities LLC	[•]	[•]
Total	[•]	[•]

Sch I-1

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company.	[•]	0

The Selling Shareholder(s):	0	[•]
Viola-LM Partners L.P.(1).	0	[•]
XT Hi-Tech Investments (1992) Ltd(2).	0	[•]
Agate Medical Investments (Cayman) L.P.(1)	0	[•]
Agate Medical Investments L.P.(3)	0	[•]
A. Yoni Schneider Ltd.(4)	0	[•]
Adigar Investments Ltd.(5).	0	[•]
Adigar Technologies Ltd.(5)	0	[•]
Avdinco Ltd.(6)	0	[•]
Avcoron Investments Ltd.(6)	0	[•]
Yongil Investments Ltd.(5)	0	[•]
Zvika Gior Hahzakot Ltd.(4)	0	[•]
Itzhak Swary(5)	0	[•]
Total	[•]	[•]

(1) Counsel delivering Selling Shareholder opinion is Maples & Calder

(2) Counsel delivering Selling Shareholder opinion is Meitar Liquornik Geva Leshem Tal

(3) Counsel delivering Selling Shareholder opinion is Raveh Haber & Co.

(4) Counsel delivering Selling Shareholder opinion is Nathan Meir & Co.

(5) Counsel delivering Selling Shareholder opinion is Salinger & Co.

(6) Counsel delivering Selling Shareholder opinion is Oselka, Heled & Co. Law Offices

Sch II-1

SCHEDULE III

(a)      Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)      Additional documents incorporated by reference

[None]

(c)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

[The number of Shares purchased by the Underwriters is [•]]

[Add any other pricing disclosure.]

Sch III-1

SCHEDULE IV

Name of Shareholder	Address
Viola-LM Partners LP	Ackerstein Towers Building D 12 Abba Eban Avenue Herzliya Pituach 46120 Israel
XT Hi-Tech Investments	9 Andre Saharov Street Haifa 31905 Israel
Agate Medical Investments L.P.	37 Menachem Begin Road Tel Aviv 67134 Israel
Agate Medical Investments (Cayman) L.P.	37 Menachem Begin Road Tel Aviv 67134 Israel
A. Yoni Schneider Ltd.	4 Eliyahu Hakim Street Tel Aviv 6912004 Israel
Adigar Investments Ltd.	20 Lincoln Street Tel Aviv 6713412 Israel
Adigar Technologies Ltd.	20 Lincoln Street Tel Aviv 6713412 Israel
Avcoron Investments Ltd.	2 Koifman Street Tel Aviv 6801294 Israel
Avdinco Ltd.	3 Danin Street Tel Aviv 6215460 Israel
Yongil Investments Ltd.	20 Lincoln Street Tel Aviv 67131412 Israel
Zvika Gior Hazakot Ltd.	14 Rozenski Mordechai Street Rishon Lezion 7574518 Israel
Itzhak Swary	43 Elkahi Street Tel Aviv 6949743 Israel

Sch IV-1

ANNEX I

FORM OF COMFORT LETTER

[To come.]

I-1

ANNEX I(a)

COPY OF COMFORT LETTER DELIVERED
PRIOR TO EXECUTION OF THIS AGREEMENT

[To come.]

I(a)-1

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED
AT EACH TIME OF DELIVERY

[To come.]

I(b)-1

ANNEX II(a)

FORM OF OPINION OF U.S.
COUNSEL FOR THE COMPANY

[To come.]

II(a)-1

ANNEX II(b)

FORM OF OPINION OF ISRAELI
COUNSEL FOR THE COMPANY

[To come.]

II(b)-1

ANNEX II(c)

FORM OF OPINION OF
COUNSEL FOR THE SELLING SHAREHOLDERS

[To come.]

II(c)-1

ANNEX II(d)

FORM OF OPINION OF LOCAL COUNSEL

[To come.]

II(d)-1

ANNEX II(e)

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL

[To come.]

II(e)-1

ANNEX III

[FORM OF PRESS RELEASE]

Lumenis Ltd.

[Date]

(“Lumenis”) announced today that Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Jefferies LLC, [the joint book-running managers] in the recent public sale of           of the Company’s ordinary B shares, are [waiving] [releasing] a lock-up restriction with respect to           of the Company’s ordinary [B] shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on          , 20      [, the ordinary shares will be reclassified as ordinary B shares as a result of the [waiver] [release]], and the shares may be sold on or after such date. [As a result of the [waiver] [release], an equivalent, pro-rata percentage of the ordinary shares held by all shareholders of Lumenis will be reclassified as tradable ordinary B shares.]

[Shareholders holding their shares in "street name" will have the reclassification of their shares reflected automatically in their brokerage accounts, without any action required on their part. Record shareholders will receive a notification as to the reclassification of their ordinary shares as ordinary B shares.]

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

III-1

ANNEX IV

Lumenis Ltd.

Lock-Up Agreement

____________, 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Jefferies LLC

as Representatives of the several

Underwriters to be named in
Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re: Lumenis Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Lumenis Ltd., a company organized under the laws of the State of Israel (the “Company”) and any Selling Shareholders party thereto, providing for a public offering (the “Public Offering”) of the Class B Ordinary Shares of the Company (the Class B Ordinary Shares and, together with the Ordinary Shares, the “Ordinary Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

IV-1

In consideration of the agreement by the Underwriters to offer and sell the Class B Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Ordinary Shares, or any options or warrants to purchase any of the Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Class B Ordinary Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed, or will agree, in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 15 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

IV-2

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)          as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii)         by will or by intestacy, provided that such transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein,

(iii)       to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the family member or the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iv)      to the undersigned’s direct or indirect affiliates, including without limitation its direct and indirect stockholders, members, other equityholders, partners, beneficiaries (if the undersigned is a trust) and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned, provided that such affiliate, partner, member, beneficiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value,

(v)       to the extent such Undersigned’s Shares are acquired by the undersigned in open market transactions after the completion of the Public Offering,

(vi)      in connection with the exercise of warrants or the conversion of convertible securities, or the exercise of stock options granted pursuant to the Company’s equity incentive plans or otherwise outstanding on the date hereof or the date of the Underwriting Agreement; provided that any Ordinary Shares received upon such exercise or conversion shall be subject to all of the restrictions set forth herein,

(vii)     with the prior written consent of the Representatives on behalf of the Underwriters,

(viii)     pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares held by the undersigned shall remain subject to the provisions of this agreement, or

(ix)       in connection with the offering of the Class B Ordinary Shares pursuant to the Underwriting Agreement,

provided, however, that in the case of subsections (i) and (iii) through (vii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

IV-3

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Nothing in this agreement shall prevent the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act for the transfer of Ordinary Shares, provided that (1) such plan does not provide for the transfer of Ordinary Shares or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares during the Lock-Up Period and (2) such a Plan may only be established if no public announcement of the establishment or existence thereof by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, shall be required nor shall be voluntarily made by the undersigned, the Company or any other person acting on behalf of the undersigned or the Company, prior to the expiration of the Lock-Up Period.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to April 30, 2014, (ii) prior to April 30, 2014, the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, (iii) the Underwriting Agreement (other than any provision thereof which is expressed to survive termination) shall terminate or be terminated prior to payment for and delivery of the Class B Ordinary Shares to be sold thereunder or (iv) a request for withdrawal of the registration statement relating to the Public Offering is filed with the Securities and Exchange Commission, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

* * *

IV-4

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title